

                                                                     Exhibit 1.1

================================================================================


                                   MIH LIMITED

                     (a British Virgin Islands corporation)

                        1,300,000 Class A Ordinary Shares

                             U.S. PURCHASE AGREEMENT
                             -----------------------




Dated:  April 17, 2000

================================================================================


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                                TABLE OF CONTENTS

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U.S. PURCHASE AGREEMENT...........................................................................................1

SECTION 1.  Representations and Warranties........................................................................3
      (a)       Representations and Warranties by the Company.....................................................3
                   (i)      Compliance with Registration Requirements.............................................3
                   (ii)     1934 Act Reports......................................................................4
                   (iii)    Independent Accountants...............................................................4
                   (iv)     Financial Statements..................................................................5
                   (v)      No Material Adverse Change in Business................................................5
                   (vi)     Good Standing of the Company..........................................................5
                   (vii)    Good Standing of Subsidiaries.........................................................5
                   (viii)   Capitalization........................................................................6
                   (ix)     Company Authorization of Agreement....................................................6
                   (x)      Authorization and Description of Securities...........................................6
                   (xi)     Absence of Defaults and Conflicts.....................................................7
                   (xii)    Absence of Labor Dispute..............................................................7
                   (xiii)   Absence of Proceedings................................................................7
                   (xiv)    Accuracy of Exhibits..................................................................8
                   (xv)     Possession of Intellectual Property...................................................8
                   (xvi)    Absence of Further Requirements.......................................................8
                   (xvii)   Possession of Licenses and Permits....................................................8
                   (xviii)  Title to Property.....................................................................9
                   (xix)    Compliance with Research Guidelines...................................................9
                   (xx)     Investment Company Act................................................................9
                   (xxi)    Environmental Laws....................................................................9
                   (xxii)   Registration Rights..................................................................10
                   (xxiii)  Passive Foreign Investment Company...................................................10
                   (xxiv)   Passive Foreign Holding Company......................................................10
                   (xxv)    Statistical and Market-Related Data..................................................10
                   (xxvi)   Johannesburg Stock Exchange..........................................................10
                   (xxvii)  Absence of Manipulation..............................................................10

      (b)       Representations and Warranties by the Selling Shareholder and the Parent.........................10
                   (i)      Accurate Disclosure..................................................................11
                   (ii)     Ownership of Securities..............................................................11
                   (iii)    Authorization of Agreements..........................................................11
                   (iv)     Good and Marketable Title............................................................12
                   (v)      Due Execution of Power of Authority..................................................12
                   (vi)     Absence of Manipulation..............................................................12
                   (vii)    Absence of Further Requirements......................................................12
                   (viii)   Restriction on Sale of Securities....................................................12
                   (ix)     Certificates Suitable for Transfer...................................................13
                   (x)      No Association with NASD.............................................................13
      (c)       Officers' Certificates...........................................................................13
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SECTION 2.  Sale and Delivery to U.S. Underwriters; Closing......................................................13
      (a)       Initial Securities...............................................................................13
      (b)       Option Securities................................................................................13
      (c)       Payment.  Payment................................................................................14
      (d)       Denominations; Registration......................................................................14

SECTION 3.  Covenants of the Company.............................................................................15
      (a)       Compliance with Securities Regulations and Commission Requests...................................15
      (b)       Filing of Amendments.............................................................................15
      (c)       Delivery of Registration Statements..............................................................15
      (d)       Delivery of Prospectuses.........................................................................16
      (e)       Continued Compliance with Securities Laws........................................................16
      (f)       Blue Sky Qualifications..........................................................................16
      (g)       Rule 158.........................................................................................16
      (h)       Use of Proceeds..................................................................................17
      (i)       Restriction on Sale of Securities................................................................17
      (j)       Reporting Requirements...........................................................................17

SECTION 4.  Payment of Expenses..................................................................................17
      (a)       Expenses.........................................................................................17
      (b)       Expenses of the Selling Shareholder..............................................................18
      (c)       Termination of Agreement.........................................................................18
      (d)       Allocation of Expenses...........................................................................18

SECTION 5.  Conditions of U.S. Underwriters' Obligations.........................................................18
      (a)       Effectiveness of Registration Statement..........................................................18
      (b)       Opinion of Counsel for Company...................................................................18
      (c)       Opinion of Counsel for the Selling Shareholder...................................................19
      (d)       Opinion of Counsel for U.S. Underwriters.........................................................19
      (e)       Officers' Certificate............................................................................19
      (f)       Certificate of Selling Shareholder...............................................................19
      (g)       Accountant's Comfort Letter......................................................................20
      (h)       Bring-down Comfort Letter........................................................................20
      (i)       Approval of Listing..............................................................................20
      (j)       No Objection.....................................................................................20
      (k)       Lock-up Agreements...............................................................................20
      (l)       Purchase of Initial International Securities.....................................................20
      (m)       Conditions to Purchase of U.S. Option Securities.................................................20
                   (i)      Officers' Certificate................................................................21
                   (ii)     Opinion of Counsel for Company.......................................................21
                   (iii)    Opinion of Counsel for U.S. Underwriters.............................................21
                   (iv)     Bring-down Comfort Letter............................................................21
      (n)       Additional Documents.............................................................................21
      (o)       Termination of Agreement.........................................................................21

SECTION 6.  Indemnification......................................................................................22
      (a)       Indemnification of U.S. Underwriters by Company..................................................22
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      (b)       Indemnification of U.S. Underwriters by Selling Shareholder......................................23
      (c)       Indemnification of Company, Directors and Officers and the Selling Shareholder ..................23
      (d)       Actions Against Parties; Notification............................................................24
      (e)       Settlement Without Consent if Failure to Reimburse...............................................24
      (f)       Other Agreements with Respect to Indemnification.................................................25

SECTION 7.  Contribution.........................................................................................25

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.......................................26

SECTION 9.  Termination of Agreement.............................................................................26
      (a)       Termination; General.............................................................................26
      (b)       Liabilities......................................................................................27

SECTION 10.  Default by One or More of the U.S. Underwriters.....................................................27

SECTION 11.  Default by the Selling Shareholder or the Company...................................................27

SECTION 12.  Notices.............................................................................................28

SECTION 13.  Parties.............................................................................................28

SECTION 14.  GOVERNING LAW AND TIME..............................................................................28

SECTION 15.  Agent for Service; Submission to Jurisdiction; Waiver of Immunities.................................29

SECTION 16.  Judgment Currency...................................................................................29

SECTION 17.  Effect of Headings..................................................................................30

SECTION 18.  Counterparts........................................................................................30
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                                      -iv-

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SCHEDULES

                  Schedule A  - List of U.S. Underwriters...................................................Sch A-1
                  Schedule B  - List of Selling Shareholders................................................Sch B-1
                  Schedule C  - Pricing Information.........................................................Sch C-1
                  Schedule D  - List of Persons subject to Lock-up..........................................Sch D-1

EXHIBITS

                  Exhibit A - Form of Opinion of Company's Counsel..........................................A-1
                  Exhibit B - Form of Opinion for the Selling Shareholder...................................B-1
                  Exhibit C - Form of Lock-up Letter........................................................C-1

                                      -v-

                                   MIH LIMITED

                     (a British Virgin Islands corporation)

                        1,300,000 Class A Ordinary Shares

                                 (No Par Value)

                             U.S. PURCHASE AGREEMENT
                             -----------------------

                                                                  April 17, 2000

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
        Incorporated
as U.S. Representative of the several U.S. Underwriters
c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

         MIH Limited, an international business company organized under the laws of the British Virgin Islands (the "COMPANY"), Johnnies Strategic Investment Holdings Limited, a company organized under the laws of South Africa and a shareholder of the Company (the "SELLING SHAREHOLDER") and, to the limited extent provided herein, Johnnies Industrial Corporation Limited, a company organized under the laws of South Africa (the "Parent") confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH") and each of the U.S. Underwriters named in SCHEDULE A hereto, if any (collectively, the "U.S. UNDERWRITERS," which term shall also include any underwriter substituted as hereinafter provided in
Section 10 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the "U.S. REPRESENTATIVE"), with respect to (i) the issue and sale by the Company and the sale by the Selling Shareholder and the purchase by the U.S. Underwriters, acting severally and not jointly, of the respective numbers of Class A Ordinary Shares, no par value, of the Company ("CLASS A ORDINARY SHARES") set forth in said SCHEDULE A and in SCHEDULE B hereto and (ii) the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 195,000 additional Class A Ordinary Shares to cover over-allotments, if any. The aforesaid 1,300,000 Class A Ordinary Shares (the "INITIAL U.S. SECURITIES") to be purchased by the U.S. Underwriters and all or any part of the 195,000 Class A

Ordinary Shares subject to the option described in Section 2(b) hereof (the "U.S. OPTION SECURITIES") are hereinafter called, collectively, the "U.S. SECURITIES".

         It is understood that the Company and the Selling Shareholder are concurrently entering into an agreement dated the date hereof (the "INTERNATIONAL PURCHASE AGREEMENT" and, together with the U.S. Purchase Agreement, the "PURCHASE AGREEMENTS") providing for the offering by the Company and the Selling Shareholder of an aggregate of 5,200,000 Class A Ordinary Shares (the "INITIAL INTERNATIONAL SECURITIES") through arrangements with certain underwriters outside the United States and Canada (the "INTERNATIONAL MANAGERS") for which Merrill Lynch International and MeesPierson N.V. are acting as the international representatives (the "INTERNATIONAL REPRESENTATIVES") and the grant by the Company to the International Managers, acting severally and not jointly, of an option to purchase all or any part of the International Managers' pro rata portion of up to 780,000 additional Class A Ordinary Shares solely to cover over-allotments, if any (the "INTERNATIONAL OPTION SECURITIES" and, together with the U.S. Option Securities, the "OPTION SECURITIES"). The Initial International Securities and the International Option Securities are hereinafter called, collectively, the "INTERNATIONAL SECURITIES." It is understood that neither the Company nor the Selling Shareholder are obligated to sell, and the U.S. Underwriters are not obligated to purchase, any Initial U.S. Securities unless all of the Initial International Securities are contemporaneously purchased by the International Managers.

                  The U.S. Underwriters and the International Managers are hereinafter collectively called the "UNDERWRITERS," the Initial U.S. Securities and the Initial International Securities are hereinafter collectively called the "INITIAL SECURITIES," and the U.S. Securities and the International Securities are hereinafter collectively called the "SECURITIES."

                  The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "INTERSYNDICATE AGREEMENT") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch International (in such capacity, the "GLOBAL COORDINATOR").

                  The Company and the Selling Shareholder understand that the U.S. Underwriters propose to make a public offering of the U.S. Securities as soon as the U.S. Representative deems advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form F-1 (No. 333-32736) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 ACT"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("RULE 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 ACT REGULATIONS") and paragraph (b) of Rule 424 ("RULE 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("RULE 434") of the 1933 Act Regulations, prepare and file a term sheet (a "TERM SHEET") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the U.S. Securities (the "FORM OF U.S. PROSPECTUS") and one relating to the International Securities (the "FORM OF INTERNATIONAL PROSPECTUS"). The Form of International

Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information under the captions "UNDERWRITING" and "ADDITIONAL INFORMATION" and the inclusion in the Form of International Prospectus of a section under the caption "CERTAIN NETHERLANDS TAX CONSEQUENCES." The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph
(b) of Rule 430A is referred to as "RULE 430A INFORMATION" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "RULE 434 INFORMATION." Each Form of U.S. Prospectus and Form of International Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "PRELIMINARY PROSPECTUS." Such registration statement, including the exhibits thereto and the schedules thereto, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "REGISTRATION STATEMENT." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "RULE 462(b) REGISTRATION STATEMENT," and after such filing the term "REGISTRATION STATEMENT" shall include the Rule 462(b) Registration Statement. The final Form of U.S. Prospectus and the final Form of International Prospectus in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "U.S. PROSPECTUS" and the "INTERNATIONAL PROSPECTUS," respectively, and collectively, the "PROSPECTUSES." If Rule 434 is relied on, the terms "U.S. PROSPECTUS" and "INTERNATIONAL PROSPECTUS" shall refer to the preliminary U.S. Prospectus dated April 3, 2000 and the preliminary International Prospectus dated April 3, 2000, respectively, each together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectuses shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the U.S. Prospectus, the International Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         SECTION 1.   REPRESENTATIONS AND WARRANTIES.

         (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to each U.S. Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each U.S. Underwriter, as follows:

               (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

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                                                                               4

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither of the Prospectuses nor any amendments or supplements thereto, at the time the Prospectuses or any such amendments or supplements thereto were issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectuses shall not be "materially different," as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or U.S. Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any U.S. Underwriter through the U.S. Representative expressly for use in the Registration Statement or U.S. Prospectus.

                  Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the U.S. Prospectus delivered to the U.S. Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) 1934 ACT REPORTS. The Company has filed with the Commission all reports required to be filed under the Securities Exchange Act of 1934 (the "1934 ACT"), and complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 ACT REGULATIONS"), as applicable, and, when read together with the information in the Prospectuses, at the time the Registration Statement became effective, at the time the Prospectuses were issued and at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), such reports did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (iii) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iv) FINANCIAL STATEMENTS. The financial statements included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the financial position of the entities to which they relate as of the dates indicated and their respective results of operations, stockholders' equity and cash flows for the periods specified; said financial statements have been prepared in conformity with (A) generally accepted accounting principles under International Accounting Standards ("IAS GAAP") (in the case of the financial statements of the Company and its subsidiaries and those of the Acquired MIH Businesses (as such term is used in the Prospectuses)), (B) generally accepted accounting principles in Thailand ("THAI GAAP") (in the case of United Broadcasting Corporation Public Company Limited and its subsidiaries) and (C) generally accepted accounting principles in the United States ("U.S. GAAP") (in the case of Spyglass, Inc.), in each case applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with IAS GAAP, Thai GAAP or U.S. GAAP, as applicable, the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

                  (v) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "MATERIAL ADVERSE EFFECT"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, that are material with respect to the Company and its subsidiaries considered as one enterprise and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (vi) GOOD STANDING OF THE COMPANY. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the British Virgin Islands and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect.

                  (vii) GOOD STANDING OF SUBSIDIARIES. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and all entities in which the Company has a direct or indirect majority equity interest or voting power (each a "SUBSIDIARY" and, collectively, the "SUBSIDIARIES") has been duly organized and is validly existing as a corporation, general partnership, limited partnership, limited liability company or similar entity in good standing (to the extent applicable) under the laws of the jurisdiction of its organization, has organizational power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation (or other such entity) to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding shares of capital stock or other ownership interests of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable (to the extent applicable) and to the extent owned, directly or indirectly, by the Company, are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock or other ownership interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (a) the subsidiaries listed on Exhibit 21 to the Registration Statement and (b) certain other subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

                  (viii) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "CAPITALIZATION" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses). The shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the U.S. Underwriters from the Selling Shareholder, have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the U.S. Underwriters from the Selling Shareholder, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                  (ix) COMPANY AUTHORIZATION OF AGREEMENT. The execution, delivery and performance of this Agreement and the International Purchase Agreement have been duly authorized by all requisite corporate action on the part of the Company. This Agreement and the International Purchase Agreement have been duly executed and delivered by the Company.

                  (x) AUTHORIZATION AND DESCRIPTION OF SECURITIES. The Securities to be purchased by the U.S. Underwriters and the International Managers from the Company have been duly authorized for issuance and sale to the U.S. Underwriters pursuant to this Agreement and the International Managers pursuant to the International Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the International Purchase Agreement, respectively, against payment of the consideration set forth herein and in the International Purchase Agreement, respectively, will be validly issued, fully paid and non-assessable. The Class A Ordinary Shares conform in all material respects to all statements relating thereto contained in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same. No holder of the Securities will be subject to personal liability by reason of being such a holder and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

                  (xi) ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any Venture (as defined below) is in violation of its charter or by-laws (or equivalent constitutive documents) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any Venture is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Venture is subject (collectively, "AGREEMENTS AND INSTRUMENTS") except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the International Purchase Agreement and the consummation of the transactions contemplated in this Agreement, the International Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "USE OF PROCEEDS") and compliance by the Company with its obligations under this Agreement and the International Purchase Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Venture pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws (or equivalent constitutive documents) of the Company or any Venture or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Venture or any of their assets, properties or operations. As used herein, (a) "VENTURE" means any entity in which the Company has a direct or indirect greater than 20% equity interest or voting power and (b) a "REPAYMENT EVENT" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Venture.

                  (xii) ABSENCE OF LABOR DISPUTE. No labor dispute with the employees of the Company or any Venture exists or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Venture's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

                  (xiii) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Venture, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or which (other than as disclosed in the Registration Statement), singly or in the aggregate, may reasonably be expected to materially and adversely affect the properties or assets of the Company or any Venture or the consummation of the transactions contemplated in this Agreement and the International Purchase Agreement or the performance by the Company of its obligations hereunder or thereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any Venture is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (xiv) ACCURACY OF EXHIBITS. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits thereto which have not been so described and filed as required.

                  (xv) POSSESSION OF INTELLECTUAL PROPERTY. The Company and the Ventures own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "INTELLECTUAL PROPERTY") necessary to carry on the business now operated by them, and neither the Company nor any Venture has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any Venture therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xvi) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Agreement and the International Purchase Agreement, in connection with the offering, issuance or sale of the Securities under this Agreement and the International Purchase Agreement or the consummation of the transactions contemplated by this Agreement and the International Purchase Agreement, except such as have been already obtained and are in full force and effect or as may be required (i) under the 1933 Act or the 1933 Act Regulations or state securities laws or (ii) under the laws and regulations of jurisdictions outside of the United States and Canada where the International Managers may offer and sell the International Securities.

                  (xvii) POSSESSION OF LICENSES AND PERMITS. Except as otherwise disclosed in the Registration Statement, the Company and the Ventures possess such permits, licenses, approvals, consents and other authorizations (collectively, "GOVERNMENTAL LICENSES") issued by the appropriate national, provincial, state or local regulatory agencies or bodies necessary to conduct the business now operated by them. The Company and the Ventures are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any Venture has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (xviii)    TITLE TO PROPERTY. The Company and the Ventures
         have good and marketable title to all real property owned by the Company and the Ventures and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Prospectuses or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any Venture. All of the leases and subleases material to the business of the Company and the Ventures, considered as one enterprise, and under which the Company or any Venture holds properties described in the Prospectuses, are in full force and effect, and neither the Company nor any Venture has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Venture under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Venture to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (xix) COMPLIANCE WITH RESEARCH GUIDELINES. The Company, directly or indirectly, has not taken and will not take any action that is inconsistent with the guidelines set forth in the memorandum dated March 1, 2000 of Simpson Thacher & Bartlett relating to research reports, and, without limiting the foregoing, has not distributed and will not distribute, in any manner, any research reports contemplated by such research guidelines or any portion thereof other than in conformity with such research guidelines.

                  (xx) INVESTMENT COMPANY ACT. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectuses will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 ACT").

                  (xxi) ENVIRONMENTAL LAWS. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any Venture is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "HAZARDOUS MATERIALS") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "ENVIRONMENTAL LAWS"), (B) the Company and the Ventures have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
         (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Venture and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any Venture relating to Hazardous Materials or any Environmental Laws.

                  (xxii) REGISTRATION RIGHTS. Except as disclosed in the Prospectuses, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                  (xxiii)    PASSIVE FOREIGN INVESTMENT COMPANY. The Company,
         based on its current operations and assets and taking into consideration the proceeds of the offering, to the best of its knowledge believes that it is not a passive foreign investment company (a "PFIC") within the meaning of Section 1219 et seq. of the United States Internal Revenue Code of 1986, as amended (the "CODE"), and does not expect to become a PFIC.

                   (xxiv) PASSIVE FOREIGN HOLDING COMPANY. The Company, to the best of its knowledge, believes that it is not a foreign personal holding company (a "FPHC") within the meaning of Section 551 et seq. of the Code.

                   (xxv) STATISTICAL AND MARKET-RELATED DATA. The statistical and market-related data included in the Prospectuses are based on or derived from sources that the Company believes to be reliable and accurate in all material respects or represent the Company's good faith estimates that are made on the basis of data derived from such sources.

                  (xxvi) JOHANNESBURG STOCK EXCHANGE. All authorizations, approvals, consents, qualifications or decrees of the Johannesburg Stock Exchange that are necessary or required for the performance by the Company of its obligations hereunder have been obtained.

                   (xxvii)    ABSENCE OF MANIPULATION. The Company has not
         taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

        (b)  REPRESENTATIONS AND WARRANTIES BY THE SELLING SHAREHOLDER AND
THE PARENT. The Selling Shareholder and, to the limited extent set forth below, the Parent, represent and warrant to each U.S. Underwriter as of the date hereof and as of the Closing Time, and agrees with each U.S. Underwriter, as follows:

            (i) ACCURATE DISCLOSURE. The information about the Selling Shareholder and its affiliates in the Registration Statement and under the heading "Principal and Selling Shareholders" in the Prospectuses does not contain, and neither the Prospectuses nor any amendments or supplements thereto will contain, any untrue statement of a material fact about the Selling Shareholders and its affiliates and neither the Registration Statement nor the Prospectuses omits, and neither the Prospectuses nor any amendments or supplements thereto will omit, to state a material fact about the Selling Shareholder and its affiliates necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from the Prospectuses made in reliance upon and in conformity with information relating to any U.S. Underwriters furnished to the Company in writing by or on behalf of such U.S. Underwriter through the U.S. Representative expressly for use therein; the Selling Shareholder is not prompted to sell the Securities to be sold by the Selling Shareholder hereunder by any information concerning the Company or any subsidiary of the Company that is not set forth in the Prospectuses.

            (ii) OWNERSHIP OF SECURITIES. The Parent represents, warrants and covenants that (a) the Securities to be sold by the Selling Shareholder hereunder and under the International Purchase Agreement are registered in the name of Johnnic (IOM) Limited, a wholly owned subsidiary of the Parent (such subsidiary, the "Registered Holder") and are beneficially owned by the Selling Shareholder, also a wholly owned subsidiary of the Parent; (b) the transfer of beneficial ownership to the Selling Shareholder took place pursuant to a rationalization agreement which took effect on April 1, 2000; and (c) as a result of such transfer, the Selling Shareholder has full right, power and authority to transfer the Securities to be sold by it to the U.S. Underwriters under this Agreement and to the International Managers under the International Purchase Agreement.

            (iii) AUTHORIZATION OF AGREEMENTS. The Selling Shareholder has the full right, power and authority to enter into this Agreement and the International Purchase Agreement and to sell, transfer and deliver, or cause to be transferred and delivered, the Securities to be sold by the Selling Shareholder hereunder and thereunder. The execution and delivery of this Agreement and the International Purchase Agreement and the sale and delivery of the Securities to be sold by the Selling Shareholder and the consummation of the transactions contemplated herein and therein and compliance by the Selling Shareholder with its obligations hereunder and thereunder have been duly authorized by the Selling Shareholder and do not and will not conflict with or constitute a breach of, or default under, or result, directly or indirectly, in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by the Selling Shareholder, pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder may be bound, or to which any of the property or assets of the Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of the Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Shareholder or any of its properties.

            (iv) GOOD AND MARKETABLE TITLE. The Selling Shareholder is and at the Closing Time will be the sole beneficial owner of the Securities to be sold by it and holds the Securities free and clear of any Security interest, mortgage, pledge, lien, charge, claim or encumbrance of any kind; and has and at the Closing Time will have full corporate right, power and authority to hold, sell, transfer and deliver, or cause the delivery, of the Securities to be sold by it to the U.S. Underwriters; and upon the delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming each U.S. Underwriter has no notice of any adverse claim, each of the U.S. Underwriters will acquire all of the rights of the Selling Shareholder in the Securities and will also acquire their respective interests in such Securities free and clear of any adverse claim or encumbrance of any kind.

            (v) DUE EXECUTION OF POWER OF AUTHORITY. The Parent has caused to be duly delivered, in the form heretofore furnished to the U.S. Representative, a Power of Authority addressed to the custodian of the Securities to be sold hereunder and under the International Purchase Agreement, duly executed by the Registered Holder, irrevocably instructing the custodian to deliver the certificate representing the Securities to be sold by the Selling Shareholder hereunder and thereunder to the transfer agent and registrar for the Company (the "TRANSFER AGENT") no later than 10:00 A.M. on Tuesday, April 18, 2000.

            (vi) ABSENCE OF MANIPULATION. The Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities. The Parent, on behalf of the Registered Holder, certifies that the Registered Holder has also not taken, and will not take, any such action.

            (vii) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required in connection with the execution and delivery of this Agreement or the International Purchase Agreement for the performance by the Selling Shareholder of its obligations under this Agreement and the International Purchase Agreement, or in connection with the sale and delivery of the Securities by the Selling Shareholder under this Agreement and the International Purchase Agreement or the consummation of the transactions by the Selling Shareholder contemplated by this Agreement and the International Purchase Agreement.

            (viii)    RESTRICTION ON SALE OF SECURITIES.  During a period of
180 days from the date of the Prospectuses, the Selling Shareholder will not, without the prior written consent of Merrill Lynch, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Class A Ordinary Shares or any securities convertible into or exercisable or exchangeable for Class A Ordinary Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Class A Ordinary Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder.

            (ix) CERTIFICATES SUITABLE FOR TRANSFER. Certificates for all of the Securities to be sold by the Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been, or will be no later than the close of business in New York on Tuesday, April 14, 2000 placed in custody with the Transfer Agent with irrevocable conditional instructions to deliver such Securities to the U.S. Underwriters pursuant to this Agreement.

            (x) NO ASSOCIATION WITH NASD. Neither the Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(ee) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

            (xi) OFFICERS' CERTIFICATES. Any certificate signed by any officer of the Company or any Ventures delivered to the Global Coordinator, the U.S. Representative or to counsel for the U.S. Underwriters shall be deemed a representation and warranty by the Company to each U.S. Underwriter as to the matters covered thereby; and any certificate signed by the Selling Shareholder as such and delivered to the Global Coordinator, the U.S. Representative or to counsel for the U.S. Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Selling Shareholder to the U.S. Underwriters as to the matters covered thereby.

         SECTION 2.  SALE AND DELIVERY TO U.S. UNDERWRITERS; CLOSING

         (a) INITIAL SECURITIES. The Company and the Selling Shareholder agree to sell to each U.S. Underwriter, severally and not jointly, and on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company and the Selling Shareholder, at the price per share set forth in SCHEDULE C, the number of Initial U.S. Securities set forth in SCHEDULE A opposite the name of such U.S. Underwriter, plus any additional number of Initial U.S. Securities which such U.S. Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof. The Parent agrees to take any and all actions necessary to effect, or to cause the Registered Holder and/or the Selling Shareholder to effect, the sale by the Selling Shareholder described in this Section 2(a), including without limitation issuing or causing the Registered Holder or the Selling Shareholder, as the case may be, to issue such further instructions, if any, required by the custodian or the Transfer Agent to effect such sale. The Parent further agrees to cause the Registered Holder not to take any action designed to, or which could reasonably be expected to, delay, hinder or otherwise impede the sale described in this
Section 2(a), including without limitation asserting a claim to the Securities to be sold by the Selling Shareholder adverse to that of the U.S. Underwriters.

        (b) OPTION SECURITIES. In addition, the Company hereby grants an option to the U.S. Underwriters, severally and not jointly, to purchase up to an additional 195,000 Class A Ordinary Shares at the price per share set forth in SCHEDULE C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial U.S. Securities upon notice by the Global Coordinator to the Company setting forth the number of U.S. Option Securities as to which the several U.S. Underwriters are then exercising the option and the time and date of payment and delivery for such U.S. Option Securities. Any such time and date of delivery for the U.S. Option Securities (a "DATE OF DELIVERY") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the U.S. Option Securities, each of the U.S. Underwriters, acting severally and not jointly, on the basis of the representations and warranties of the Company contained herein and subject to the terms and conditions herein set forth, will purchase that proportion of the total number of U.S. Option Securities then being purchased which the number of Initial U.S. Securities set forth in SCHEDULE A opposite the name of such U.S. Underwriter bears to the total number of Initial U.S. Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

        (c) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017 or at such other place as shall be agreed upon by the Global Coordinator, the Company and the Selling Shareholder, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on the date hereof) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator, the Company and the Selling Shareholder (such time and date of payment and delivery being herein called "CLOSING TIME").

         In addition, in the event that any or all of the U.S. Option Securities are purchased by the U.S. Underwriters, payment of the purchase price for, and delivery of certificates for, such U.S. Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Company on each Date of Delivery as specified in the notice from the Global Coordinator to the Company.

         Payment shall be made to the Company and the Selling Shareholder by wire transfer of U.S. dollars in immediately available funds to a bank account designated by the Company, on the one hand, and to a bank account designated by the Selling Shareholder, on the other, in each case, against delivery to the U.S. Representative for the respective accounts of the U.S. Underwriters of certificates for the U.S. Securities to be purchased by them. It is understood that each U.S. Underwriter has authorized the U.S. Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial U.S. Securities and the U.S. Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the U.S. Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial U.S. Securities or the U.S. Option Securities, if any, to be purchased by any U.S. Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such U.S. Underwriter from its obligations hereunder.

        (d)     DENOMINATIONS; REGISTRATION.  Certificates for the Initial U.S.

Securities and the U.S. Option Securities, if any, shall be in such denominations and registered in such names as the U.S. Representative may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, will be made available for examination and packaging by the U.S. Representative in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with each U.S. Underwriter as follows:

                  (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator immediately, and confirm the notice in writing,
         (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) FILING OF AMENDMENTS. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the U.S. Underwriters shall object.

                  (c) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or will deliver to the U.S. Representative and counsel for the U.S. Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the U.S. Representative, upon request from the U.S. Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the U.S. Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (d) DELIVERY OF PROSPECTUSES. The Company has delivered to each U.S. Underwriter, without charge, as many copies of each preliminary prospectus as such U.S. Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each U.S. Underwriter, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the U.S. Prospectus (as amended or supplemented) as such U.S. Underwriter may reasonably request. The U.S. Prospectus and any amendments or supplements thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the International Purchase Agreement and the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the U.S. Underwriters or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the U.S. Underwriters such number of copies of such amendment or supplement as the U.S. Underwriters may reasonably request.

                  (f) BLUE SKY QUALIFICATIONS. The Company will use its best efforts, in cooperation with the U.S. Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

                  (g) RULE 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                  (h) USE OF PROCEEDS. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "USE OF PROCEEDS."

                  (i) RESTRICTION ON SALE OF SECURITIES. During a period of 180 days from the date of the Prospectuses, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Class A Ordinary Shares or any securities convertible into or exercisable or exchangeable for Class A Ordinary Shares (including, without limitation, the Class B Ordinary Shares, no par value, of the Company) or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Class A Ordinary Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or under the International Purchase Agreement, (B) the issuance of any Class A Ordinary Shares by the Company upon the exercise of options or warrants or the conversion of securities outstanding on the date hereof and referred to in the Prospectuses; or (C) the filing by the Company of a registration statement solely to register shares of Thomson Consumer Electronics, Inc., a shareholder of the Company, as disclosed in the Registration Statement.

                  (j) REPORTING REQUIREMENTS. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods referred to therein.

         SECTION 4.  PAYMENT OF EXPENSES.

                  (a) EXPENSES. The Company and the Selling Shareholder will pay all expenses incident to the performance of their respective obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to the U.S. Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the U.S. Underwriters and the transfer of the Securities between the U.S. Underwriters and the International Managers, (iii) the fees and disbursements of the Company's counsel, accountants and other advisors, (iv) the qualification of the Securities under securities laws in accordance with the provisions of
Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the U.S. Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (v) the printing and delivery to the U.S. Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vi) the preparation, printing and delivery to the U.S. Underwriters of copies of the Blue Sky Survey and any supplement thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the U.S. Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities and (ix) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market and the Amsterdam Stock Exchange.

             (b) EXPENSES OF THE SELLING SHAREHOLDER. The Selling Shareholder will pay all expenses incident to the performance of its obligations under, and the consummation of the transactions contemplated by this Agreement, including
(i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the U.S. Underwriters, and their transfer between the U.S. Underwriters pursuant to an agreement between or among such U.S. Underwriters, and (ii) the fees and disbursements of its counsel and accountants.

             (c) TERMINATION OF AGREEMENT. If this Agreement is terminated by the U.S. Representative in accordance with the provisions of Section 5 hereof (other than in accordance with paragraph (l) as a result of the failure of the International Managers to comply with their obligations under the International Purchase Agreement) or Section 9(a)(i) hereof, the Company and the Selling Shareholder shall reimburse the U.S. Underwriters for all of their out-of-pocket expenses incurred by the U.S. Underwriters in connection with this Agreement or the offering of the Securities contemplated hereunder, including the reasonable fees and disbursements of counsel and special counsel for the U.S. Underwriters.

             (d) ALLOCATION OF EXPENSES. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholder may make for the sharing of such costs and expenses.

         SECTION 5. CONDITIONS OF U.S. UNDERWRITERS' OBLIGATIONS. The obligations of the several U.S. Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholder contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of the Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

                  (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective and at

         Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the U.S. Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

                  (b) OPINION OF COUNSEL FOR COMPANY. At Closing Time, the U.S. Representative shall have received the favorable opinion, dated as of the date on which the Closing Time occurs, of (i) Cravath, Swaine & Moore, counsel for the Company, (ii) Harney Westwood & Riegels, special British Virgin Islands counsel for the Company, (iii) Nauta Dutilh, special Dutch counsel for the Company, (iv) David Tudor, Esq., group general counsel of the Company (as to South African matters), (v) Socrates Loizedes, special Greek counsel for the Company and (vi) Allen & Overy, special Thai counsel for the Company, each in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters, to the effect set forth in Exhibits A-1 through A-6 hereto, respectively.

                  (c) OPINION OF COUNSEL FOR THE SELLING SHAREHOLDER. At Closing Time, the U.S. Representative shall have received the favorable opinion, dated as of Closing time, of Webber, Wentzel Bowens, counsel for the Selling Shareholder, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters to the effect set forth in Exhibit B hereto.

                  (d) OPINION OF COUNSEL FOR U.S. UNDERWRITERS. At Closing Time, the U.S. Representative shall have received the favorable opinion, dated as of Closing Time, of Simpson Thacher & Bartlett, counsel for the U.S. Underwriters, Linklaters & Alliance, special Thai counsel to the U.S. Underwriters, Brown & Wood, special Thai counsel to the U.S. Underwriters and O'Neal Webster O'Neal Myers Fletcher & Gordon, special British Virgin Islands counsel to the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters as to such matters as are reasonably requested by the Representative.

                  (e) OFFICERS' CERTIFICATE. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the U.S. Representative shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the date on which the Closing Time occurs, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

                  (f) CERTIFICATE OF SELLING SHAREHOLDER. At Closing Time, the U.S. Representative shall have received a certificate of the Selling Shareholder, dated as of the date on which the Closing Time occurs, to the effect that (i) the representations and warranties of the Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as through expressly made at and as of Closing Time and (ii) the Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

                  (g) ACCOUNTANT'S COMFORT LETTER. At the time of the execution of this Agreement, the U.S. Representative shall have received (i) from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the U.S. Representative, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses and (ii) from Ernst & Young LLP a letter in form and substance acceptable to the U.S. Representative describing certain procedures followed with respect to certain financial information contained in the Registration Statement.

                  (h) BRING-DOWN COMFORT LETTER. At Closing Time, the U.S. Representative shall have received from PricewaterhouseCoopers LLP a letter, dated as of the date on which the Closing Time occurs, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the date on which the Closing Time occurs.

                  (i) APPROVAL OF LISTING. At Closing Time, the Securities shall have been approved for listing on the Amsterdam Stock Exchange and shall have been approved for inclusion in the Nasdaq National Market, in each case, subject only to official notice of issuance.

                  (j) NO OBJECTION. The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                  (k) LOCK-UP AGREEMENTS. At the date of this Agreement, the U.S. Representative shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule D hereto.

                  (l) PURCHASE OF INITIAL INTERNATIONAL SECURITIES. Contemporaneously with the purchase by the U.S. Underwriters of the Initial U.S. Securities under this Agreement, the International Managers shall have purchased the Initial International Securities under the International Purchase Agreement.

                  (m) CONDITIONS TO PURCHASE OF U.S. OPTION SECURITIES. In the event that the U.S. Underwriters exercise their option provided in
         Section 2(b) hereof to purchase all or any portion of the U.S. Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the U.S. Representative shall have received:

                       (i) OFFICERS' CERTIFICATE. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

                        (ii) OPINION OF COUNSEL FOR COMPANY. The favorable opinion of (i) Cravath, Swaine & Moore, counsel for the Company, together with the favorable opinion of (ii) Harney Westwood & Riegels, special British Virgin Islands counsel for the Company,
             (iii) Nauta Dutilh, special Dutch counsel for the Company, (iv) David Tudor, Esq. group general counsel of the Company (as to South African matters), (v) Socrates Loizedes, special Greek counsel for the Company and (vi) Allen & Overy, special Thai counsel for the Company, each in form and substance satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                        (iii) OPINION OF COUNSEL FOR U.S. UNDERWRITERS. The favorable opinion of Simpson Thacher & Bartlett, counsel for the U.S. Underwriters, Brown & Wood, special Thai counsel to the U.S. Underwriters, Linklaters & Alliance, special Thai counsel to the U.S. Underwriters, and O'Neal Webster O'Neal Myers Fletcher & Gordon, special British Virgin Islands counsel to the U.S. Underwriters dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

                        (iv) BRING-DOWN COMFORT LETTER. A letter from PricewaterhouseCoopers LLP, in form and substance satisfactory to the U.S. Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the U.S. Representative pursuant to Section 5(h) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

                  (n) ADDITIONAL DOCUMENTS. At Closing Time and at each Date of Delivery, counsel for the U.S. Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholder in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the U.S. Representative and counsel for the U.S. Underwriters.

                  (o) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of U.S. Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several U.S. Underwriters to purchase the relevant Option Securities, may be terminated by the U.S. Representative by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6.  INDEMNIFICATION.

         (a) INDEMNIFICATION OF U.S. UNDERWRITERS BY COMPANY. The Company agrees to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls each U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; PROVIDED, that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the U.S. Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter through the U.S. Representative expressly for use in the Registration Statement (or any amendment or supplement thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto).

        (b) INDEMNIFICATION OF U.S. UNDERWRITERS BY SELLING SHAREHOLDER. The Selling Shareholder agrees to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls each U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact about the Selling Shareholder and its affiliates contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact about the Selling Shareholder and its affiliates required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact about the Selling Shareholder and its affiliates included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact about the Selling Shareholder and its affiliates necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; PROVIDED, that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Selling Shareholder; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the U.S. Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter through the U.S. Representative expressly for use in the Registration Statement (or any amendment or supplement thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto) and PROVIDED FURTHER that the Selling Shareholder's liability in respect of any claim hereunder will be limited to the amount of the proceeds realized from the sale of the Securities by it under this Agreement.

        (c) INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS AND THE SELLING SHAREHOLDER. Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the Selling Shareholder and each person, if any, who controls the Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) or (b), as the case may be, of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment or supplement thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary U.S. prospectus or the U.S. Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such U.S. Underwriter through the U.S. Representative expressly for use in the Registration Statement (or any amendment or supplement thereto) or such preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto).

        (d) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) or 6(b) above, counsel to the indemnified parties shall be selected by the U.S. Representative, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; PROVIDED, HOWEVER, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section

6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (e) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) or 6(b) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

        (f) OTHER AGREEMENTS WITH RESPECT TO INDEMNIFICATION. The provisions of this Section shall not affect any agreement between the Company and the Selling Shareholder with respect to indemnification.

         SECTION 7.  CONTRIBUTION. If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the U.S. Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or
(ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholder on the one hand and of the U.S. Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company and the Selling Shareholder on the one hand and the U.S. Underwriters on the other hand in connection with the offering of the U.S. Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the U.S. Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholder and the total underwriting discount received by the U.S. Underwriters, in each case as set forth on the cover of the U.S. Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the U.S. Securities as set forth on such cover.

         The relative fault of the Company and the Selling Shareholder on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder or by the

U.S. Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Selling Shareholder and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the U.S. Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such U.S. Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Selling Shareholder. The U.S. Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial U.S. Securities set forth opposite their respective names in SCHEDULE A hereto and not joint.

         The provisions of this Section shall not affect any agreement between the Company and the Selling Shareholder with respect to contribution.

         SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholder submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or controlling person, or by or on behalf of the Company or the Selling Shareholder, and shall survive delivery of the Securities to the U.S. Underwriters.

         SECTION 9.  TERMINATION OF AGREEMENT.

        (a) TERMINATION; GENERAL. The U.S. Representative may terminate this Agreement, by notice to the Company and the Selling Shareholder, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the U.S. Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the U.S. Representative, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or
(iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, the Amsterdam Stock Exchange or the Nasdaq National Market, or if trading generally on the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by South African, Dutch, United States Federal or New York authorities.

        (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. DEFAULT BY ONE OR MORE OF THE U.S. UNDERWRITERS. If one or more of the U.S. Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "DEFAULTED SECURITIES"), the U.S. Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the U.S. Representative shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the number of U.S. Securities to be purchased on such date, each of the non-defaulting U.S. Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting U.S. Underwriters, or

                  (b) if the number of Defaulted Securities exceeds 10% of the number of U.S. Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the U.S. Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting U.S. Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting U.S. Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the U.S. Underwriters to purchase and the Company to sell the relevant U.S. Option Securities, as the case may be, either (i) the U.S. Representative or (ii) the Company and the Selling Shareholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "U.S. Underwriter" includes any person substituted for a U.S. Underwriter under this Section 10.

         SECTION 11. DEFAULT BY THE SELLING SHAREHOLDER OR THE COMPANY. If the Selling Shareholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which the Selling Shareholder is obligated to sell hereunder, then the U.S. Underwriters may, at option of the U.S. Representative, by notice from the U.S. Representative to the Company, either
(i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (ii) elect to purchase the Securities which the Company has agreed to sell hereunder. No action taken pursuant to this
Section 11 shall relieve the Selling Shareholder so defaulting from liability, if any, in respect of such default.

         In the event of a default by the Selling Shareholder as referred to in this Section 11, each of the U.S. Representative and the Company shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectuses or in any other documents or arrangements.

           If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; PROVIDED, HOWEVER, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

         SECTION 12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the U.S. Underwriters shall be directed to the U.S. Representative c/o Merrill Lynch & Co., Merrill Lynch Pierce, Fenner & Smith Incorporated at North Tower, World Financial Center, New York, New York 10281-1201, attention of Investment Banking; and notices to the Company shall be directed to it at Myriad International Holdings B.V., Jupiterstraat 13-15, 2132 HC Hoofddorp, The Netherlands, attention of Group Director -- Corporate Finance; and notices to the Selling Shareholder shall be directed to Johnnies Industrial Corporation Limited, 28 Harrison Street, Johannesburg 2001, South Africa, attention of the Company Secretary.

         SECTION 13. PARTIES. This Agreement shall each inure to the benefit of and be binding upon the U.S. Underwriters, the Company and the Selling Shareholder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the U.S. Underwriters, the Company and the Selling Shareholder and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7, and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the U.S. Underwriters, the Company and the Selling Shareholder and their respective successors, and said controlling persons and officers and directors, and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any U.S. Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICT OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 15. AGENT FOR SERVICE; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES. By the execution and delivery of this Agreement, the Company and the Selling Shareholder (i) acknowledge that they have, by separate written instrument, designated and appointed CT Corporation System, 1633 Broadway, New York, New York 10019 (and any successor entity), as their authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in any Federal or state court in the Borough of Manhattan, City of New York, State of New York, or brought under the United States Federal or state securities laws, and acknowledge that CT Corporation System has accepted such designation, (ii) submit to the non-exclusive jurisdiction of any such court in any such suit or proceeding and
(iii) agree that service of process upon CT Corporation System and written notice of said service to the Company and the Selling Shareholder in accordance with Section 12 shall be deemed in every respect effective service of process upon the Company and the Selling Shareholder in any such suit or proceeding. The Company and the Selling Shareholder further agree to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as any of the Class A Ordinary Shares shall be outstanding; PROVIDED, HOWEVER, that the Company and the Selling Shareholder may, by written notice to the U.S. Representative, designate such additional or alternative agent for service of process under this
Section 15 that (i) maintains an office located in the Borough of Manhattan, City of New York, in the State of New York and (ii) is either (x) counsel for the Company and the Selling Shareholder or (y) a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business. Such written notice shall identify the name of such agent for process and the address of the office of such agent for service of process in the Borough of Manhattan, City of New York, State of New York.

                  To the extent that the Company and the Selling Shareholder or any of their respective properties, assets or revenues may or may hereafter become entitled to, or have attributed to the Company and the Selling Shareholder, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any New York or U.S. Federal court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Company and the Selling Shareholder, or any other matter under or arising out of or in connection with this Agreement or the International Purchase Agreement, the Company and the Selling Shareholder hereby irrevocably and unconditionally waive such right, and agree not to plead or claim any such immunity, and consent to such relief or enforcement.

         SECTION 16. JUDGMENT CURRENCY. The Company and the Selling Shareholder agree to indemnify each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any loss incurred by such party as a result of any judgment or order being given or made against the Company and the Selling Shareholder for any U.S. dollar amount due under this Agreement and such judgment or order being expressed and paid in a currency (the "JUDGMENT CURRENCY") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which such party on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such party if such party had utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon such party's receipt thereof. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States dollars.

         SECTION 17. EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 18. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Shareholder a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the U.S. Underwriters, the Company and the Selling Shareholder in accordance with its terms.

                                       Very truly yours,

                                       MIH LIMITED

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Shareholder a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the U.S. Underwriters, the Company and the Selling Shareholder in accordance with its terms.

                                         Very truly yours,

                                         JOHNNIES STRATEGIC INVESTMENT
                                              HOLDINGS LIMITED

                                          By:
                                             -----------------------------------
                                                   Authorized Signatory

                                         JOHNNIES INDUSTRIAL CORPORATION
                                              LIMITED

                                         By:
                                            ------------------------------------
                                                   Authorized Signatory

CONFIRMED AND ACCEPTED,
 as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
   INCORPORATED

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
       INCORPORATED

By:
   ---------------------------------------
         Authorized Signatory

For itself and as U.S. Representative of the other U.S. Underwriters, if any, named in Schedule A hereto.

                                   SCHEDULE A

                                                                NUMBER OF
                                                                 INITIAL
         NAME OF  U.S. UNDERWRITER                           U.S. SECURITIES
         -------------------------                           ---------------
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated...............................     1,300,000
                                                                ---------
Total......................................................     1,300,000
                                                                =========



                                  Schedule A-1

                                   SCHEDULE B

                                             NUMBER OF INITIAL       MAXIMUM NUMBER OF OPTION
                                           SECURITIES TO BE SOLD      SECURITIES TO BE SOLD
                                           ---------------------     ------------------------
MIH  Limited                                     861,775                     195,000

Johnnies Strategic Investment                    438,225                         0
Holdings Limited, a company
organized under the laws of
South Africa

Total....................................      1,300,000                     195,000





                                  Schedule B-1

                                   SCHEDULE C

                                   MIH LIMITED

                           [-] Class A Ordinary Shares
                                 (No Par Value)

1. The initial public offering price per share for the Securities, determined as provided in Section 2, shall be $-.

2. The purchase price per share for the U.S. Securities to be paid by the several U.S. Underwriters shall be $-, being an amount equal to the initial public offering price set forth above less $- per share; provided that the purchase price per share for any U.S. Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities.

                                  Schedule C-1

                                   SCHEDULE D

MIH (BVI) Limited
SuperSport International Holdings Limited
Naspers Limited





                                  Schedule D-1

                                                                     Exhibit A-1

                   FORM OF OPINION OF CRAVATH, SWAINE & MOORE
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

                                                                     Exhibit A-2

                  FORM OF OPINION OF HARNEY WESTWOOD & RIEGELS
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

                                                                     Exhibit A-3

                        FORM OF OPINION OF NAUTA DUTILH
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

                                                                     Exhibit A-4

                       FORM OF OPINION OF COMPANY COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

                                                                     Exhibit A-5

                      FORM OF OPINION OF SOCRATES LOIZEDES
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

                                                                     Exhibit A-6

                  FORM OF OPINION OF ALLEN & OVERY (THAILAND)
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

                                                                       Exhibit B

             FORM OF OPINION OF COUNSEL FOR THE SELLING SHAREHOLDER
                    TO BE DELIVERED PURSUANT TO SECTION 5(c)

                                                                       Exhibit C

                                                                          , 2000

MERRILL LYNCH, PIERCE, FENNER & SMITH
        INCORPORATED
c/o   Merrill Lynch, Pierce, Fenner & Smith
              Incorporated
      North Tower
      World Financial Center
      New York, New York 10281-1209
      United States of America

MERRILL LYNCH INTERNATIONAL
MEESPIERSON N.V.
c/o   Merrill Lynch International
      25 Ropemaker Place
      London EC2Y 9LY
      United Kingdom

            Re: AGREEMENT NOT TO SELL OR OTHERWISE DISPOSE OF SECURITIES OF MIH LIMITED

Ladies and Gentlemen:

         The undersigned understands that MIH Limited (the "Company") proposes to file a registration statement on Form F-1 (the "Registration Statement") with the United States Securities and Exchange Commission in connection with the offering (the "Offering") of ordinary shares ("Shares") of the Company by the Company and a certain Selling Shareholder of the Company. The undersigned further understands that the Company and a certain Selling Shareholder of the Company propose to enter into one or more purchase agreements (collectively, the "Purchase Agreement") with you as representative of the underwriters of the Offering (the "Underwriters").

         In recognition of the benefit that the Offering will confer upon the undersigned as a securityholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Company, the certain Selling Shareholder of the Company and the Underwriters to enter into the Purchase Agreement and to proceed with the Offering, the undersigned hereby agrees, that from the date hereof until the date which is 180 days after the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch International, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer (collectively, a "COVERED SALE") any Shares (other than any Shares registered in the Offering) or any securities convertible into or exchangeable or exercisable for any Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the "Locked

Shares") or request the filing of any registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with respect to any of the foregoing (it being understood that such a request shall not be deemed to have been made pursuant to any registration rights agreement until a request is made thereunder and the mere entering into of any registration rights agreement shall not be deemed such a request) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the Shares or other securities, in cash or otherwise.

                                       Sincerely,

                                       Name of Securityholder:


                                       -----------------------------------------
                                       (Print)

                                       Signature:

                                       -----------------------------------------
                                       Name:
                                       Title:
                                       (If not a natural person)